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                                                                   Exhibit 10.12

                                PROMISSORY NOTE
                                ---------------

Date: January 17, 1997                                  County of Fairfax
                                                        Commonwealth of Virginia

        THIS PROMISSORY NOTE made as of the day first above written by and between Sector Communications, Inc. (hereinafter referred to as "Maker") and Wallington Investment, Ltd. (hereinafter referred to as "Payee").

        WHEREAS, as of the date first hereinabove written Payee has advanced as a loan to Maker the sum of Three Hundred and Fifty Thousand Dollars ($350,000,000);

        NOW, THEREFORE, on or before one year from the date first above written the undersigned Maker promises to pay to the order of the Payee, at such place as the Payee may designate from time to time the principal sum of THREE HUNDRED AND FIFTY THOUSAND DOLLARS ($350,000.00) together with interest thereon computed at an interest rate of eight percent (8.00%) compounded on an annual basis (but payable only at the maturity of this Note) on the balance of the note that remains unpaid.

        Prior to the date of repayment of this Promissory note or until such time as this note may be converted as provided in the next succeeding paragraph, the Maker shall provide to Payee a security interest in its ownership of HIS Technologies, AG as further security for the fulfillment of Maker's obligations that arise from this Promissory Note.

        During the one year period commencing on the date first above written the Payee shall have the option to convert the principal sum of this note together with any and all accrued but unpaid interest into either of the following:

        1. A 2.33335% ownership interest in HIS Technologies, AG to be represented by the transfer of shares representing such interest from Maker to Payee; or,

        2. Shares of the Maker to be issued in an amount of shares equivalent to the sum of the principal plus accrued interest on


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            this note if such shares were issued at a 30% discount to the closing bid price for the shares of Maker on the day preceding the date of the notice of conversion.

        It is expressly agreed that if default be made in the payment of principal and/or interest under this Note when and as the same shall become due and payable, and the said default shall continue for a period of five days thereafter, then and in that event a late payment penalty equal to one and one-half percent (1.5%) of the payment due shall be automatically assessed against the Maker for each and every month for which payment has not been made by the fifth (5th) day after such payment is due.

        This Note may be prepaid in full, or any portion hereof, without penalty provided that Maker shall give Payee thirty (30) days advance notice of its intention to so prepay. During this thirty day period Payee shall have the right to exercise the conversion privileges described above or, in the absence of such exercise during the thirty day period shall forever waive and release its rights to such conversion.

        This Note shall be governed in all respects by the laws of the Commonwealth of Virginia and shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, personal representatives, successors and assigns.

        Witness the following signature:

WITNESS:                                MAKER:

                                        Sector Communications, Inc.
                                        By:

/s/ Anthony J. Georgelas                /s/ Theodore J. Georgelas
----------------------------------      --------------------------------
                                        Theodore J. Georgelas
                                        President and CEO

                                        Date: 1/21/97



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